EXHIBIT 99.1

                                  NEWS RELEASE

                                    CONTACT:  Max Kuniansky
                                              Director of Investor Relations
                                              B/E Aerospace, Inc.
                                              (561) 791-5000


                  B/E ANNOUNCES RESIGNATION OF PAUL E. FULCHINO
                  ---------------------------------------------

          WELLINGTON, FL., November 17, 1999 - - B/E Aerospace, Inc. (Nasdaq:
BEAV) today announced that Paul E. Fulchino, president and chief operating officer, has resigned to pursue other business opportunities.

          Robert J. Khoury, Vice Chairman and Chief Executive Officer, stated, "Paul has made many valuable contributions since joining B/E in April 1996. We wish him well in his future endeavors."

          Mr. Fulchino has also resigned his position on the company's Board of Directors. Robert Khoury, who currently serves as Vice Chairman of B/E, will become President and Chief Executive Officer.

          B/E Aerospace, Inc. is the world's leading manufacturer of cabin interior products, serving virtually all the world's airlines and aircraft manufacturers. B/E designs, develops, manufactures, sells and services a broad line of passenger cabin interior products for both commercial and general aviation aircraft and provides interior design, reconfiguration and conversion services to its customers throughout the world. Information on B/E is available on the World Wide Web at www.beaerospace.com.


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